UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2014, StoneMor Operating, LLC (“Operating Company”), StoneMor Pennsylvania LLC (“StoneMor Pennsylvania”) and StoneMor Pennsylvania Subsidiary LLC (“Subsidiary” and together with the Operating Company and StoneMor Pennsylvania, “Tenant”), each of which is a direct or indirect subsidiary of StoneMor Partners L.P. (“StoneMor”), and the Archdiocese of Philadelphia, an archdiocese governed by Canon Law of the Roman Catholic Church (“Landlord”), entered into Amendment No. 1 (the “Amendment”) to the Lease Agreement (the “Lease”), dated September 26, 2013. StoneMor joined the Lease as a guarantor of all Tenant’s obligations under the Lease. Subject to closing conditions, the Tenant will operate 8 cemeteries pursuant to the Lease and 5 cemeteries pursuant to the related Management Agreement in Pennsylvania.

The Amendment extended the period for satisfying certain conditions precedent under the Lease to May 30, 2014, after which each of Tenant and Landlord has the right to terminate the Lease if its conditions precedent are not satisfied. Commencement of the Lease is a condition precedent to commencement of the Management Agreement.

The parties to the Amendment also acknowledged that certain conditions precedent set forth in the Lease had expired or been satisfied, including obtaining the approval of the Orphans’ Division of the Court of Common Pleas of Philadelphia County.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP, LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: March 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P.